COMMUNITY NATIONAL BANK

P.O. Box 577

Franklin, Ohio 45005-1898

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR

, 2001

The undersigned, having received notice of the Annual Meeting of Shareholders of The Community National Bank, Franklin, Ohio to be held at 1:00 p.m., Tuesday, April 17, 2001, at the Springboro office of the bank, located at 95 Edgebrook Drive, Springboro, Ohio, hereby designates and appoints Dr. T.C. Garland and W. Leslie Earnhart, or either of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of Community National Bank which the undersigned is entitled to vote at such Annual Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposal:

Management recommends a vote FOR the proposal.

Proposal 1: Election of Directors:

To elect the persons set forth below to the Board of directors until the next annual meeting of the shareholders and until their respective successors are elected and qualified:

Donald G. Burns	James L. Gross, Jr.
Robert L. Campbell	Stanley E. Kolb
W. Leslie Earnhart	Paul J. Scheuermann
T.C. Garland

[ ] FOR ALL NOMINEES LISTED ABOVE

[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ] WITHHOLD AUTHORITY FOR THE NOMINEES LISTED BELOW:

_____________________________________________

_____________________________________________

Proposal 2: To vote on the approval of the following Resolution:

RESOLVED, that The Community National Bank reorganize into a bank holding company structure as described in the Proxy Statement/Prospectus and that the Plan and Agreement of Merger, dated as of _______________, 2001 between The Community National Bank and Community National Corporation, together with the Agreement of Merger appended thereto as Appendix A, providing for the merger of The Community National Bank with and into CNB Interim National Bank, are hereby approved, ratified, adopted and confirmed.

FOR______ AGAINST______ ABSTAIN______

If this Proxy is properly signed but one or more of the above ballots are not marked, such proxies are authorized to vote the shares represented by this proxy in accordance with their discretion. It is the present intention of such proxies to vote for the proposal to reorganize Community National Bank into a holding company structure and approve the Plan and Agreement of Merger and the Merger providing for such reorganization and to vote for election of directors as nominated herein, and in the best interest of Community National Bank, in the judgment of the proxies, concerning any other matters presented at the meeting.

The undersigned reserves the right to revoke this Proxy at any time until the Proxy is voted at the Annual Meeting. The Proxy may be revoked by a later dated Proxy, by giving written notice to Community National at any time before the Proxy is voted, or in open meeting.

DATED:_________________________                   _____________________________

                                                                                    Signature

_________________________________                   _____________________________

(Number of Shares)                                                     Signature

(Please sign Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

ALL FORMER PROXIES ARE HEREBY REVOKED

Please date, sign, and mail this proxy to the Proxy Committee, in care of The Community National Bank, P.O. Box 577, Franklin, Ohio 45005-1898. A pre-addressed envelope is enclosed.